              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                      DEAN WITTER HAWAII MUNICIPAL TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                                        _
                            |        ______________________  |
FORMULA:                    |       |         |
                            |  /\ n |         ERV           |
                    T  =    |    \  |    -------------     |  - 1
                            |     \ |          P          |
                            |      \|
                             -                _|

                                 T = AVERAGE ANNUAL COMPOUND RETURN
                                 n = NUMBER OF YEARS
                               ERV = ENDING REDEEMABLE VALUE
                                 P = INITIAL INVESTMENT


                                                                                    (A)
  $1,000          ERV AS OF            AGGREGATE             NUMBER OF         AVERAGE ANNUAL
INVESTED - P      30-Nov-97           TOTAL RETURN           YEARS - n       COMPOUND RETURN - T
-------------    -----------          ------------           ---------       -------------------
30-Nov-96         $1,037.20               3.72%                 1.00            3.72%

16-Jun-95         $1,141.80              14.18%                 2.46            5.54%


(B) AVERAGE ANNUAL TOTAL RETURNS (STANDARIZED COMPUTATIONS) WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                             _                                  _
                            |        ______________________  |
FORMULA:                    |       |
                            |  /\ n |         EVb           |
              tb =          |    \  |    -------------     |  - 1
                            |     \ |          P          |
                            |      \|          |
                            |_                 _|


                      tb = AVERAGE ANNUAL COMPOUND RETURN
                           (DEDUCTION FOR EXPENSES ASSUMED BY FUND MANAGER)
                       n = NUMBER OF YEARS
                     EVb = ENDING VALUE (DEDUCTION FOR EXPENSES
                           ASSUMED BY FUND MANAGER)
                       P = INITIAL INVESTMENT



                                                                                                (B)
  $1,000          EVb AS OF                 AGGREGATE              NUMBER OF               AVERAGE ANNUAL
INVESTED - P      30-Nov-97                TOTAL RETURN             YEARS - n            COMPOUND RETURN - tb
------------      ----------               ------------           --------------         ---------------------
30-Nov-96         $1,013.70                    1.37%                  1.00                      1.37%

16-Jun-95         $1,100.00                   10.00%                  2.46                      3.95%


(C) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(D) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                        _                                       _
                       |        ______________________  |
FORMULA:               |       |                        |
                       |  /\ n |         EV            |
          t =          |    \  |    -------------     |  - 1
                       |     \ |          P          |
                       |      \|
         |_             -                _|


                                        EV
                            TR  =    ----------      - 1
                                         P


                t = AVERAGE ANNUAL COMPOUND RETURN
                    (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                n = NUMBER OF YEARS
               EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                P = INITIAL INVESTMENT
               TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                                (D)                                         (C)
  $1,000                EV AS OF               TOTAL                 NUMBER OF         AVERAGE ANNUAL
INVESTED - P           30-Nov-97            RETURN - TR               YEARS - n     COMPOUND RETURN - t
-------------          ----------           ------------            ------------    --------------------

30-Nov-96               $1,069.30               6.93%                  1.00               6.93%

18-Jun-95               $1,177.10              17.71%                  2.46               6.86%


(E)                  GROWTH OF $10,000*
(F)                  GROWTH OF $50,000*
(G)                  GROWTH OF $100,000*

FORMULA:             G= (TR+1)*P
                     G= GROWTH OF INITIAL INVESTMENT
                     P= INITIAL INVESTMENT
                     TR= TOTAL RETURN SINCE INCEPTION

* ORIGINAL VALUE $9,700,$48,500 & $97,000 RESPECTIVELY ADJUSTED FOR 3.0% SALES CHARGES

                                         (E)                         (F)                       (G)
$10,000*            TOTAL                GROWTH OF                   GROWTH OF                 GROWTH OF
INVESTED - P        RETURN - TR          $10,000 INVESTMENT - G      $50,000 INVESTMENT - G    $100,000 INVESTMENT - G
-------------       -----------          ----------------------      ----------------------    ------------------------
16-Jun-95              17.71                     11418                     57089                         114179


                  SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                      DEAN WITTER HAWAII MUNICIPAL TRUST
                 FOR THE 30 DAY PERIOD ENDED NOVEMBER 30, 1997



                                                   6
      (A)          YIELD = 2{ [ ((a-b)/c d) + 1] -1}


                 WHERE:     a = Dividends and interest earned during the period

                            b = Expenses accrued for the period

                            c = The average daily number of shares outstanding
                                during the period that were entitled to receive dividends

                            d = The maximum offering price per share on the
                                last day of the period


                                                                         6
             YIELD = 2{ [(( 19,942.50 - 810.11)/463,872.102 X 10.43)+1] -1}

                   =4.79%


      (B)        TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                                      = 4.79% / (1-.4564)
                                      = 8.81%

                  SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                      DEAN WITTER HAWAII MUNICIPAL TRUST
                 FOR THE 30 DAY PERIOD ENDED NOVEMBER 30, 1997


                 WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                                                  6
      (A)          YIELD = 2{ [ ((a-b)/c d) + 1] -1}

                 WHERE:        a = Dividends and interest earned during the
                                   period

                               b = Expenses accrued for the period

                               c = The average daily number of shares
                                   outstanding during the period that were
                                   entitled to receive dividends

                               d = The maximum offering price per share
                                   on the last day of the period



                = 2{ [ ((19,942.50-15,001.83)/463,872.102 X 10.43) + 1] -1}

                = 1.23%

      (B)        TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                                      = 1.23% / (1-.4564)
                                      = 2.26%